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                                                                    EXHIBIT 99.1


                             JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he, she or it knows or has reason to believe that such information is not accurate.

         Dated this 16th day of August, 2001.

                                       Revocable Trust of Carl R. Pohlad
                                       Created U/A dated 6/28/91, as Amended


                                       By: /s/ Carl R. Pohlad
                                          --------------------------------------
                                           Carl R. Pohlad
                                           Its Trustee


                                       Revocable Trust of Eloise O. Pohlad
                                       Created U/A dated 6/28/91, as Amended


                                       By: /s/ Eloise O. Pohlad
                                          --------------------------------------
                                           Eloise O. Pohlad
                                           Its Trustee



                                       /s/ James O. Pohlad
                                       -----------------------------------------
                                       James O. Pohlad



                                       /s/ Robert C. Pohlad
                                       -----------------------------------------
                                       Robert C. Pohlad



                                       /s/ William M. Pohlad
                                       -----------------------------------------
                                       William M. Pohlad